Item 27. Exhibit (k)

OPINION AND CONSENT OF COUNSEL

April 2010

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111-0001

RE:	Massachusetts Mutual Life Insurance Company and its Massachusetts Mutual Variable Annuity Separate Account 1
Registration Statement filed on Form N-4, File No. 033-07724, as amended (the “Registration Statement”)
Prospectus Title: Flex Extra Variable Annuity

Ladies and Gentlemen:

This opinion is furnished in connection with the above-referenced Registration Statement for the flexible premium variable annuity contract entitled Flex Extra (the “Contract”). Massachusetts Mutual Variable Annuity Separate Account 1 is the issuer of the Contract.

As an attorney for MassMutual, I provide legal advice to MassMutual in connection with the operation of its variable products. In such role, I am familiar with this Registration Statement for the Contract. In so acting, I have made such examination of the law and examined or supervised the examination of such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, I am of the following opinion:

1.	MassMutual is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and is subject to regulation by the Massachusetts Commissioner of Insurance.
2.	Massachusetts Mutual Variable Annuity Separate Account 1 is a separate account duly created and validly existing in accordance with Massachusetts law.
3.	The Contract, when properly issued, is a legal and binding obligation of MassMutual, enforceable in accordance with its terms.

I hereby consent to the use of this opinion as an exhibit to this Registration Statement and any post-effective amendments thereto.

Very truly yours,

/s/ JOHN E. DEITELBAUM
John E. Deitelbaum
Senior Vice President & Deputy General Counsel
Massachusetts Mutual Life Insurance Company